EXHIBIT 99.1

Contact:
Connie Lester
ARV Assisted Living, Inc.
(714) 435-4338

AMERICAN RETIREMENT VILLAS PROPERTIES II, A CALIFORNIA LIMITED PARTNERSHIP, RESPONDS TO ‘MINI-TENDER OFFER’

     Costa Mesa, California (December 15, 2003) — American Retirement Villas Properties II, a California limited partnership (the “Partnership”), announced today that on December 1, 2003 it became aware of the Offer to Purchase by Peachtree Partners (Ira Gaines/Barry Zemel) (“Peachtree”) pursuant to which Peachtree offered to purchase up to 4.9% of the outstanding units (“Units”) of limited partnership interests in the Partnership from holders of Units (“Unitholders”), including those Units Peachtree already owns, at a price of $325 per Unit, less a Partnership transfer fee of $150 per investor and less any distributions paid by the Partnership after November 7, 2003 (the “Peachtree Offer”). ARV Assisted Living, Inc., the general partner of the Partnership (the “General Partner”), which currently owns approximately 52.5% of the outstanding Units of the Partnership, is not affiliated with Peachtree. The Partnership is hereby responding to the Peachtree Offer in accordance with Rule 14e-2 of the Securities Exchange Act of 1934, as amended. For the reasons described below, the Partnership expresses no opinion on the Peachtree Offer and is remaining neutral toward the Peachtree Offer.

     The General Partner has a potential conflict of interest with respect to the Peachtree Offer because the General Partner is currently evaluating various potential transactions with respect to the Partnership and its assets, including a potential tender offer for any and all of the Units or another extraordinary transaction. There can be no assurance that the General Partner or any of its affiliates will commence a transaction at any future time or, if commenced, that any transaction will be completed. In addition, there can be no assurance what price per Unit might be offered in any proposed transaction, and Unitholders are cautioned that this price could be lower than the price offered by Peachtree.

     The Partnership notes that the Peachtree Offer is a “mini-tender” offer for less than 5 percent of the Units and is therefore not subject to the full tender offer disclosure rules promulgated by the Securities and Exchange Commission (the “SEC”). The SEC has issued an investor alert regarding “mini-tender” offers which can be found on its website at www.sec.gov/investor/pubs/minitend.htm.

     In addition, each Unitholder should be aware that he or she has the right to withdraw from the Peachtree Offer only for a period of 15 days from the postmark date of his or her acceptance of the Peachtree Offer.

     In connection with its evaluation of potential transactions, the General Partner retained Cushman & Wakefield (the “Appraiser”) to conduct appraisals of each of the Partnership’s real property assets. The General Partner retained the Appraiser based upon its reputation as a real estate valuation advisory firm with experience in the valuation of real property assets similar to those comprising the Partnership properties. The Appraiser is being paid a fee by the General Partner of $46,500 for the Appraisals.

     The values set forth in the Appraisals, as of November 14, 2003, are as follows:

Appraised
Value

Covina Villa	$1,600,000
Inn at Willow Glen	1,950,000
Montego Heights Lodge	6,100,000
Retirement Inn of Burlingame	3,250,000
Retirement Inn of Campbell	4,750,000
Retirement Inn of Daly City	3,250,000
Retirement Inn of Fremont	2,450,000
Retirement Inn of Fullerton	2,200,000
Retirement Inn of Sunnyvale	6,300,000
Valley View Lodge	17,000,000

Total	$48,850,000

     The Appraiser based its valuation of the Partnership properties on a physical inspection of the site and improvements, an evaluation of the market and competition, and an analysis of historical financial data provided by or on behalf of the Partnership. The Appraiser used three approaches in developing an opinion of value: cost, sales comparison and income capitalization. A final value opinion was chosen that either corresponded to one of the approaches to value, or was a correlation of all of the approaches used in the Appraisals. A copy of the Appraisals has been filed by the Partnership as exhibits to the Form 8-K filed on December 15, 2003 with the Securities and Exchange Commission. This summary description is qualified by the text of the Appraisals, including all qualifications and limitations. The Appraisals were made in accordance with the accepted techniques, standards, methods and procedures of the Appraisal Institute and were certified by the Appraiser. YOU SHOULD NOTE, HOWEVER, THAT THE APPRAISALS ARE ONLY ESTIMATES OF CURRENT VALUE AND ACTUAL VALUES REALIZABLE UPON SALE MAY BE SIGNIFICANTLY DIFFERENT.

     The General Partner has estimated the proceeds that would be available to be paid to the unitholders in a hypothetical liquidation of the Partnership by first reducing the aggregate appraised value of the Partnership’s properties (the “Gross Property Value”) by the outstanding debt of the Partnership, closing costs, and other expenses of a hypothetical sale and liquidation.

Gross Property Value	$48,850,000
Mortgages	(41,575,521)
Closing Costs, Commissions, Charges(1)	(2,442,500)

Estimated Net Proceeds from Hypothetical Property Sales	$4,831,979

(1) This estimate of closing costs, commissions and charges is based upon the General Partner’s assumption that transaction fees and expenses will be approximately 5% of the Gross

     Property Value in the hypothetical sales, consisting of broker commissions, lender transfer fees and other expenses typically associated with the sale of such properties.

     The General Partner then estimated the total value of the equity of the Partnership by adding together the estimated net proceeds, the amount of available cash and the value of any non-real estate assets of the Partnership, and deducting other liabilities of the Partnership. Using this equity value, the General Partner determined that the proceeds that would be available to be paid to Unitholders in the event of a hypothetical liquidation of the Partnership under the terms of the Partnership’s Agreement of Limited Partnership effective as of February 28, 1988 would be approximately $247 per Unit.

     The liquidation analysis is only theoretical and does not represent what a Unitholder would receive in an actual liquidation of the Partnership. The Partnership is prohibited from repaying any of the loans currently encumbering the Partnership properties at least until 2006, and thereafter, there are substantial penalties for prepayment, declining from 5% to 1% of the outstanding loan balance. Due to these and other lender-related restrictions, any potential buyer of the Partnership’s properties would have to assume the existing debt and be approved by the lender. While under certain circumstances the General Partner would be entitled to one-half of any brokerage commission paid in connection with the sale of a property, this analysis assumes that the General Partner does not receive a brokerage commission.

     Unitholders are advised to consult with their brokers or investment advisors and to exercise caution with respect to the Peachtree Offer.

     THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY PARTNERSHIP UNITS OF THE PARTNERSHIP. THE SOLICITATION AND OFFER TO BUY UNITS OF THE PARTNERSHIP WILL BE MADE, IF AT ALL, PURSUANT TO DEFINITIVE MATERIALS THAT THE GENERAL PARTNER OR ITS AFFILIATE WOULD FURNISH TO UNITHOLDERS AND FILE WITH THE SEC. IF THESE MATERIALS ARE FURNISHED TO UNITHOLDERS, UNITHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF SUCH TRANSACTION. IN SUCH EVENT, UNITHOLDERS WILL BE ABLE TO OBTAIN SUCH MATERIALS (AND ANY PRELIMINARY MATERIALS) FREE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM THE GENERAL PARTNER.

     This press release contains forward looking statements, including, without limitation, statements relating to the plans, expectations and intentions of the General Partner and its affiliates, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the General Partner or its affiliates to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: general economic, capital market and business conditions; risks arising from litigation or similar proceedings; and the risks and uncertainties inherent in commencing and satisfying the conditions of any transaction, including any tender offer or other extraordinary corporate transaction. In particular, there can be no assurance that the General Partner or any of its affiliates will commence or complete such transaction at any future time.